EMPLOYMENT AGREEMENT
                              --------------------
     AGREEMENT made as of this 1st day of October 1998, by and between HERLEY INDUSTRIES, INC., a Delaware corporation (hereinafter called the "Company"), and MYRON LEVY residing at 147 Deer Ford Drive, Lancaster PENNSYLVANIA 17603 (hereinafter called the "Employee").

                                   WITNESSETH
                                   ----------
     WHEREAS, the Employee has been employed by the Company under an Employment Agreement, dated October 3, 1988, as amended, which agreement was superseded by a second Employment Agreement between Employee and the Company, dated January 1, 1997; by a third Employment Agreement between Employee and the Company dated as of November 1, 1997, and the Company desires to enter into a new employment agreement with Employee which agreement shall supersede all prior employment agreements; and,

     WHEREAS, Employee desires to enter into the new employment agreement with the Company;

     NOW THEREFORE, it is agreed as follows:

     1. PRIOR AGREEMENTS SUPERSEDED. This Agreement supersedes any employment agreements, oral or written, entered into between Employee and the Company prior to the date of this Agreement, including, but not limited to, the Employment Agreements between the Employee and the Company, dated October 3, 1988, as amended and January 1, 1997, and November 1, 1997, respectively.

     2. RETENTION OF SERVICES. The Company hereby retains the services of Employee, and Employee agrees to furnish such services, upon the terms and conditions hereinafter set forth.

     3. TERM. Subject to earlier termination on the terms and conditions hereinafter provided, the term of this Agreement shall be comprised of a four
(4) year and three (3) month period of employment commencing October 1, 1998 and ending December 31, 2002 and a five year "consulting period" commencing at the end of active employment. On each January 1, commencing January 1, 2000, unless either party provides prior written notice to the other party that it does not want the term of the Agreement to be extended, the term of the Agreement shall extend to three (3) years from each January 1.

     4.   DUTIES AND EXTENT OF SERVICES  DURING PERIOD OF EMPLOYMENT

          (a) During the period of active employment, Employee shall be employed as an executive of the Company. In such capacity, Employee agrees that he shall serve the Company under the direction of the Chief Executive Officer of the Company to the best of his ability, shall devote full time during normal business hours to such employment, shall perform all duties incident to his offices on behalf of the Company, and shall perform such other duties as may from time to time be assigned to him by the Chief Executive Officer of the Company.

          (b) In the event that this agreement is not renewed, Employee shall cease to be an employee of the Company. However, in recognition of the continued value to the Company of Employee's extensive knowledge and expertise, Employee shall serve as a consultant to the Company during the consulting period. In such capacity, Employee shall consult with the Company and its respective senior executive officers with respect to its respective businesses and operations. Such consulting services shall not require more than fifty (50) days in any one year, it being understood and agreed that during the consulting period Employee shall have the right to undertake full time or part time employment with any business enterprise which is not a competitor of the Company. Employee's services as a consultant to the Company shall be required at such times and such places as shall result in the least inconvenience to Employee, having in mind his other business commitments which may obligate him to perform services prior to the performance of his services hereunder. To the end that there shall be a minimum of interference with Employees other commitments, his consulting services shall be rendered by personal consultation at his residence or office wherever maintained, or by correspondence through mail, telegram or telephone, or other similar modes of communications at times, including weekends and evenings, most convenient to him. During the consulting period, Employee shall not be obligated to serve as a member of the Board of Directors of the Company or to occupy any office on behalf of the Employer or any of its subsidiaries or affiliates.

     5.   REMUNERATION

          (a) During the period of active employment, Employee shall be entitled to receive the following compensation for his services:

               (i) The Company shall pay to Employee an annual salary at the rate of THREE HUNDRED TWENTY-FIVE THOUSAND ($325,000) DOLLARS commencing October 1, 1998, payable in weekly installments, or in such other manner as shall be agreeable to the Company and Employee.

               (ii) In addition to his salary set forth in Paragraph 5(i) above,
                    Employee shall receive an increment in an amount equal to the cumulative cost of living on his base salary as reported in the "Consumer Price Index, New York Northeastern New Jersey, all items", published by the United States Department of Labor, Bureau of Labor Statistics, using January 1,1998 as the base year for computation. Such cost of living increment with respect to the aforesaid salary of Employee shall be made semi-annually as follows:

                    (A) With respect to the first six months of each calendar year during the period of employment, such increment shall be calculated and payable cumulatively on or before the first day of August of such year; and

                    (B) With respect to the last six months of each calendar year during the period of employment, such increment shall be calculated and payable cumulatively on or before the first day of February of the following calendar year.

      If Employee's employment shall terminate during any six-month period referred to in this Paragraph 5 (ii), then the cost of living increment provided for herein shall be prorated accordingly.

               (iii)Not later than one hundred  twenty  (120) days after the end of the fiscal year of the Company and each subsequent fiscal year of the Company ending during the four year and three month period of employment, the Company shall pay to Employee, as incentive compensation an amount equal to four (4%) percent of the Consolidated Pretax Earnings of the Company in excess of the Company's Minimum Consolidated Pretax Earnings, as defined below. For purposes hereof, the term "Consolidated Pretax Earnings" of the Company shall mean, with respect to any fiscal year, the consolidated income, if any, of the Company for such fiscal year as set forth in the audited, consolidated financial statements (the "Financial Statements") of the Company and its subsidiaries included in its Annual Report to stockholders for such fiscal year, before deduction of taxes based on income or of the incentive compensation to be paid to Employee for such fiscal year under this Agreement as defined below in this clause (iii) and in no event more than Employee's annual salary set forth in clause (i) immediately above.

      For purposes hereof the term "Minimum Consolidated Pretax Earnings" of the Company shall mean, with respect to any fiscal year, the amount of Consolidated Pretax Earnings of the Company equal to ten percent (10%) of (x) the Company's Stockholders' Equity, as set forth in the Financial Statements for the beginning of such fiscal year, plus (y) the proceeds from the sale of the Company's equity securities, less (z) the purchase price from the acquisition of the Company's equity securities, on a time-proportioned basis, during such fiscal year.

          (b) During the consulting period, Employee shall be entitled to a consulting fee at the rate of ONE HUNDRED THOUSAND ($100,000) dollars per annum, paid on a monthly basis.

     6.   EMPLOYEE BENEFITS - EXPENSES

          a) During the period of active employment, Employee shall receive all fringe benefits in the nature of health, medical, life and/or other insurance, a Company car and related expenses as received by other officers of the Company.

          b) The Company shall reimburse Employee for all proper expenses incurred by him, including disbursements made in the performance of his duties to the Company; provided, however that no extraordinary expenses and/or disbursements shall be incurred by Employee without the prior approval of the Chief Executive Officer or the Board of Directors of the Company.

          c) Employee shall be eligible to participate in the Company's stock option and stock purchase plans and to acquire warrants to purchase the Company's stock to the extent determined in the sole discretion of the Compensation Committee of the Company's Board of Directors.

          d) During the period of active employment, Employee shall be furnished with office space and facilities commensurate with his position and adequate for the performance of his duties; he shall be provided with the perquisites customarily associated with the position of a Senior Executive of the Company; and he shall be entitled to six weeks regular vacation during each year.

          e) In the event of the death of Employee, within 30 days thereafter the Company shall promptly make a lump sum payment to Employee's widow, or to such other person or persons as may be designated by Employee in his Will, or to his estate in the event of Employee's intestacy, of the salary and compensation to which Employee is entitled hereunder for the two year period from date of death and one-half of such salary for the balance of the period covered by this Agreement, and in the year of death an additional payment equal to the pro rata amount for said year of the compensation set forth in paragraph 5 (iii), the Company's contribution to the 401(k), and the pro-rata cost of living increment, which additional payment shall be made in accordance with paragraph 5
               (ii). and thereafter one-half of such compensation Board of Directors of the Company or a committee thereof.

          f) Disability for Employee shall occur if he becomes unable, for twelve consecutive months or more, due to ill health or other incapacity to perform the services described above. In that event, the Company may thereafter, upon at least 90 days written notice to employee, place him on disability status and terminate this agreement. If employee is so determined by the Company as disabled, he shall be entitled to his annual compensation as set forth in paragraph 5 (i) and 5 (ii) hereof payable in weekly installments for the first two years after notice of disability, payable in weekly installments for the balance of the period covered by this agreement.

     7. NON-COMPETITION. Employee agrees that, during term of this Agreement, he will not, without the prior written approval of the Board of Directors of the Company, directly or indirectly through any other individual or entity, (a) become an officer or employee of, or render any services to, any competitor of the Company, (b) solicit, raid, entice or induce any customer of the Company to cease purchasing goods or services from the Company or to become a customer of any competitor of the Company, and Employee will not approach any customer for any such purpose or authorize the taking of any such actions by any other individual or entity, or (c) solicit, raid, entice or induce any employee of the Company to become employed by any competitor of the Company, and Employee will not approach any such employee for any such purpose or authorize the taking of any such action by any other individual or entity. However, nothing contained in this paragraph 7 shall be construed as preventing Employee from investing his assets in such form or manner as will not require him to become an officer or employee of, or render any services (including consulting services) to, any competitor of the Company.

     8.   TERMINATION FOR CAUSE

          a) The Company has been intimately familiar with the ability, competence and judgment of Employee, which are acknowledged to be of the highest caliber. Accordingly, the Company and Employee agree that Employee's services hereunder may be terminated by the Company only (i) for an act of moral turpitude materially adversely affecting the financial condition of the Company, or
               (ii) breach of the terms of this Agreement which shall materially adversely affect the financial condition of the Company.

          b) If the Company terminates Employee's employment hereunder for any reason other than as set forth in paragraph 8 (a) hereof, Employee's compensation shall continue to be paid to him as provided in paragraph 5 hereunder for the remainder of the term of this Agreement. Employee shall have no duty to mitigate the Company's damages hereunder. Therefore, no deduction shall be made by the Company for any compensation earned by Employee from other employment or for monies or property otherwise received by Employee subsequent to such termination of his employment hereunder. Employee and the Company acknowledge that the foregoing provisions of this paragraph 8(b) are reasonable and are based upon the facts and circumstances of the parties at the time of entering into this Agreement, and with due regard to future expectations.

     9. CONSOLIDATION OR MERGER. In the event of any consolidation or merger of the Company into or with any other corporation during the term of this Agreement, or the sale of all or substantially all of the assets of the Company to another corporation during the term of this Agreement, such successor corporation shall assume this Agreement and become obligated to perform all of the terms and provisions hereof applicable to the Company, and Employee's obligations hereunder shall continue in favor of such successor corporation.

     10. INDEMNIFICATION. The Company agrees to indemnify the Employee to the fullest extent permitted by applicable law consistent with the Company's Certification of Incorporation and By-Laws as in effect on the effective date of this Agreement with respect to any action or failure to act on his part while he was an officer, director and/or employee (a) of the Company or any subsidiary thereof or (b) of any other entity if his service with such entity was at the request of the Company. This provision shall survive the termination of this Agreement.

     11. NOTICES. Notice is to be given hereunder to the parties by telegram or by certified or registered mail, addressed to the respective parties at the addresses herein below set forth or to such addresses as may be hereinafter furnished, in writing:

           TO: Myron Levy
               147 Deer Ford Drive
               Lancaster, PA 17601

           TO: HERLEY INDUSTRIES, INC.
               10 Industry Drive
               Lancaster, PA 17603
               Attention:  Lee N. Blatt, Chairman

     12. CHANGE OF CONTROL. In the event there shall be a change in the present control of the Company as hereinafter defined, or in any person directly or indirectly presently controlling the Company, as hereinafter defined, Employee shall have the right, exercisable within six months of his becoming aware of such event, to terminate his employment. Upon such termination, Employee shall immediately receive as a lump sum payment an amount equal to (i) three (3) times his "base amount", within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (hereinafter "the Code"), reduced by (ii) $100.00, but in no event shall he receive an amount greater than is deductible under Section 280G of the Internal Revenue Code of 1986, as amended, such amount to be determined by the Company's independent auditors.

     For purposes of this Agreement, a change in control of the Company, or in any person directly or indirectly controlling the Company, shall mean:

     a) a change in control as such term is presently defined in Regulation 240.12b-2 under the Securities Exchange Act of 1934 ("Exchange Act"); or

     b) if any "person" (as such term is used in Section 13(d) and 14 (d) of the Exchange Act) other than the Company or any "person" who on the date of this Agreement is a director or officer of the Company, becomes the "beneficial owner" (as defined in Rule 13(d)-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five (25%) of the voting power of the Company's then outstanding securities; or

     c) if during the term of this Agreement, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election of each director who is not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds (2/3) of the directors then in office who were directors at the beginning of the period.

     13. SUCCESSORS AND ASSIGNS. This agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Unless clearly inapplicable, reference herein to the Company shall be deemed to include such other successor. In addition, this Agreement shall be binding upon and inure to the benefits of the Employee and his heirs, executors, legal representatives and assigns, provided, however, that the obligations of Employee hereunder may not be delegated without the prior written approval of Directors of the company.

     14. AMENDMENTS. This agreement may not be altered, modified, amended or terminated except by a written instrument signed by each of the parties hereto.

     15. GOVERNING LAW. This agreement shall be governed by and construed and interpreted in accordance with the laws of Delaware, without reference to principles of conflict of laws.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

HERLEY INDUSTRIES, INC.                 HERLEY INDUSTRIES, INC.

BY: /s/ David Lieberman                 BY:  /s/ Lee Blatt
    -------------------                      -------------------------------
        David Lieberman                          Lee Blatt, Chairman and CEO
           Secretary

                                        BY:  /s/ Myron Levy
                                             -------------------------------
                                                 Myron Levy, Employee